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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 12, 2002

QAD INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22823 (Commission File Number)	77-0105228 (IRS Employer Identification Number)
6450 Via Real, Carpinteria, California (Address of principal executive offices)	93013 (Zip code)

Registrant's telephone number, including area code (805) 684-6614

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

        On November 26, 2002, QAD Inc. ("QAD") filed a Current Report on Form 8-K to report the acquisition of the TRW Integrated Supply Chain Solutions (TRW ISCS) business. Pursuant to Item 7 of Form 8-K, QAD filed certain required financial information in connection with the acquisition on January 27, 2003. At the time of such filing, QAD indicated that it would file the remaining financial information required under Item 7 of Form 8-K within approximately 21 days. This Amendment is filed to provide the required financial information.

        On November 12, 2002, QAD acquired the TRW ISCS business covering 10 European countries and North America from BDM International, Inc. (a wholly-owned subsidiary of TRW Inc.) and TRW Inc. Prior to the acquisition, TRW ISCS, a QAD alliance partner per an agreement with QAD, operated businesses that primarily focused on systems installation, integration and services in connection with the MFG/PRO software owned and licensed by QAD and other QAD-related goods and services. Upon completion of the acquisition, the alliance partner agreement was terminated and QAD expanded its infrastructure increasing its existing presence in Europe and creating a new direct presence in four additional European countries: Belgium, Portugal, Spain and Switzerland.

        Under the terms of the Stock and Asset Purchase Agreement, QAD paid $1 million in cash and will incur transaction costs, including direct acquisition costs, involuntary termination costs and facility related costs of approximately $5 million. The amount of consideration paid by QAD in connection with this acquisition was determined by arms-length negotiations between the parties. The transaction included the purchase of the stock of BDM UK Limited and its thirteen wholly-owned European subsidiaries, the acquisition of assets and assumption of certain liabilities of the businesses in Germany and North America, and TRW Systems' agreement not to compete for the next 3 years. Additionally, QAD acquired TRW ISCS' worldwide rights to TRW's AIM Warehousing product that integrates with MFG/PRO. QAD funded the purchase price received by BDM International, Inc. and TRW Inc. with cash generated from operating activities.

        Included in this Form 8-K/A are the following:

  (a)
  Financial statements of businesses acquired.

    The audited consolidated balance sheets of BDM UK Limited as of December 31, 2001 and 2000, and the related consolidated profit and loss accounts and consolidated statements of total recognized gains and losses, movements in shareholders' (deficit) and cash flows for each of the three years in the period ended December 31, 2001 are included in this Amended Current Report as exhibit 99.1.

    The unaudited condensed consolidated balance sheet of BDM UK Limited as of September 30, 2002, and the related unaudited condensed consolidated profit and loss accounts and consolidated statements of total recognized gains and losses and cash flows for the nine months ended September 30, 2002 and 2001, are included in this Amended Current Report as exhibit 99.2.

  (b)
  Pro forma financial information.

    The unaudited pro forma combined condensed consolidated balance sheet of QAD as of October 31, 2002, and the unaudited pro forma combined condensed consolidated statements of operations of QAD for the nine months ended October 31, 2002 and the twelve months ended January 31, 2002, are included in this Amended Current Report as exhibit 99.3.

  (c)
  Exhibits.

  2.1
  Stock and Asset Purchase Agreement by and among BDM International, Inc., TRW Integrated Supply Chain Solutions GMBH, TRW Integrated Supply Chain Solutions, Inc.

      and TRW Inc. on the one hand and Pistach EMEA Holdings, B.V. and QAD Inc. on the other hand dated November 12, 2002. (1)

    23.1
    Consent of Ernst & Young LLP, Independent Auditors.

    99.1
    Audited consolidated balance sheets of BDM UK Limited as of December 31, 2001 and 2000, and the related consolidated profit and loss accounts and consolidated statements of total recognized gains and losses, movements in shareholders' (deficit) and cash flows for each of the three years in the period ended December 31, 2001. (2)

    99.2
    Unaudited condensed consolidated balance sheet of BDM UK Limited as of September 30, 2002, and the related unaudited condensed consolidated profit and loss accounts and consolidated statements of total recognized gains and losses and cash flows for the nine months ended September 30, 2002 and 2001.

    99.3
    Unaudited pro forma combined condensed consolidated balance sheet of QAD as of October 31, 2002, and the unaudited pro forma combined condensed consolidated statements of operations of QAD for the nine months ended October 31, 2002 and the twelve months ended January 31, 2002.

(1)
Incorporated by reference to the Registrant's Current Report on Form 8-K filed November 26, 2002 (Commission No 0-22823).

(2)
Previously filed as exhibit 99.1 to the Registrant's Current Report on Form 8-K, as amended, filed January 27, 2003.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QAD INC. (Registrant)

Date: February 14, 2003	By:	/s/ KATHLEEN M. FISHER Kathleen M. Fisher Chief Financial Officer (on behalf of the registrant and as Principal Financial Officer)

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